As filed with the Securities and Exchange Commission on May 12, 2011
Registration No. 333 – 171986

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRGX GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia State or other jurisdiction of incorporation or organization	600 Galleria Parkway, Suite 100 Atlanta, Georgia 30339 (770) 779-3900 (Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)	58-2213805 I.R.S. Employer Identification No.

Victor A. Allums
PRGX Global, Inc.
600 Galleria Parkway
Suite 100
Atlanta, Georgia 30339
(770) 779-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
David W. Ghegan
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308
(404) 885-3000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate	Amount of
Title of each class of securities to be	Amount to be	offering price	offering	registration
registered	registered(1)	per unit(1)(3)	price(1)(2)(3)(4)	fee(3)
Primary Offering
Senior Debt Securities	—	—	—	—
Subordinated Debt Securities	—	—	—	—
Common Stock, no par value per share(5)	—	—	—	—
Preferred Stock, no par value per share	—	—	—	—
Preferred Stock Purchase Rights(5)	—	—	—	—
Depositary Shares(6)	—	—	—	—
Warrants	—	—	—	—
Rights(7)	—	—	—	—
Stock Purchase Contracts and Stock Purchase Units	—	—	—	—
Units(8)	—	—	—	—
TOTAL FOR PRIMARY OFFERING	—	—	$100,000,000	$11,610
Secondary Offering
Common Stock, no par value per share	3,440,974	$6.12	$21,058,761	$2,445
TOTAL	—	—	$121,058,761	$14,055(9)

(1)	Pursuant to General Instruction II.D of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but, other than with respect to the secondary offering, does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices by the registrant. This registration statement also includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(2)	Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued in connection with the primary offering registered under this registration statement exceed $100,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $100,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any common stock, preferred stock, preferred stock purchase rights, depositary shares, warrants, rights, stock purchase contracts, stock purchase units or units.

(3)	With respect to shares of common stock to be offered for resale by the selling stockholders in the secondary offering, the proposed maximum offering price per unit, proposed maximum aggregate offering price and the registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the NASDAQ Global Select Stock Market on January 25, 2011, pursuant to Rule 457(c) of the rules and regulations under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act, and exclusive of accrued interest and dividends, if any.

(5)	Each share of common stock includes one preferred stock purchase right as described under “Description of Capital Stock.” The preferred stock purchase rights are not currently separable from the shares of common stock and are not currently exercisable. The preferred stock purchase rights are appurtenant to and trade with the common stock and no separate consideration is payable for the rights. Therefore, the registration fee for the preferred stock purchase rights is included in the fee for the common stock.

(6)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares or debt securities.

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered herby, including shares of common stock or preferred stock, debt securities, depositary shares, warrants, rights or purchase contracts, which may or may not be separable from one another.

(9)	The registration fee indicated was previously paid in connection with the initial filing of this Registration Statement on January 31, 2011.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION DATED MAY 12, 2011
PRGX GLOBAL, INC.
$100,000,000
Common Stock
Preferred Stock
Preferred Stock Purchase Rights
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
Units
and
3,440,974 Shares of Common Stock
to be sold by the Selling Stockholders
     By this prospectus and an accompanying prospectus supplement, PRGX Global, Inc. may from time to time offer and sell, in one or more offerings, up to $100,000,000 of any combination of common stock, preferred stock, preferred stock purchase rights, senior debt securities, subordinated debt securities, depositary shares, warrants, rights, stock purchase contracts or stock purchase units or units, or any combination thereof. Also, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to an additional 3,440,974 shares of common stock. See “Selling Stockholders.”
     This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
     Our common stock is quoted on the NASDAQ Global Select Stock Market under the symbol “PRGX.”
     We, or any selling stockholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     These securities are speculative and involve a high degree of risk. You should carefully read the information under the heading “Risk Factors” on page 4 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2011.

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

i

FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this prospectus will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to us on the date of this prospectus.
     These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. For a more detailed description of the risks and uncertainties involved, you should also carefully consider the statements contained in, or incorporated by reference to, our filings with the Securities and Exchange Commission. Factors that could lead to material changes in our performance may include, but are not limited to:
•	our ability to successfully execute our recovery audit growth strategy;

•	our continued dependence on our largest clients for significant revenues;

•	changes to Medicare and Medicaid recovery audit contractor (“RAC”) programs and the impact of our incurring significant costs as a subcontractor in the national Medicare RAC program and otherwise in connection with our healthcare claims recovery audit business;

•	revenues that do not meet expectations or justify costs incurred;

•	our ability to develop material sources of new revenue in addition to revenues from our core accounts payable recovery audit services;

•	changes to revenues from our Medicare audit recovery work due to a number of pressures and uncertainties affecting Medicare spending generally and over which we have little or no control;

•	changes in the market for our services;

•	client and vendor bankruptcies and financial difficulties;

•	our ability to retain and attract qualified personnel;
•	our inability to protect and maintain the competitive advantage of our proprietary technology and intellectual property rights;
•	our reliance on operations outside the U.S. for a significant portion of our revenues;
•	the highly competitive environments in which our recovery audit services, business analytics and advisory services businesses operate and the resulting pricing pressure on those businesses;

•	our ability to integrate recent and future acquisitions;

•	uncertainty in the credit markets;

•	our ability to maintain compliance with our financial covenants;

•	effects of changes in accounting policies, standards, guidelines or principles; or

•	terrorist acts, acts of war and other factors over which we have little or no control.
     Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

ABOUT THIS PROSPECTUS
     In this prospectus, “we,” “us,” “our” or the “Company” refer to PRGX Global, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we and the selling stockholders may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is http://www.prgx.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
     We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.
     We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 9, 2011;

•	our Current Reports on Form 8-K filed on February 3, 2011, February 24, 2011 and March 14, 2011; and

•	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.
     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to the Company’s Corporate Secretary, Victor A. Allums, PRGX Global, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, telephone (770) 779-3900.

PRGX GLOBAL, INC.
     We are the world’s leading provider of recovery audit services. We are also pioneering profit discovery, a unique combination of audit, analytics and advisory services that improves client financial performance. With approximately 1,500 employees, we operate and serve clients in more than 30 countries and provide our services to over 75% of the top 30 global retailers and to numerous other commercial enterprises and government agencies with complex payment/purchasing environments and high volumes of payment transactions. Beyond our core retail practice, we are actively pursuing initiatives to expand in new markets, most notably healthcare. Our clients include:
•	retailers such as discount, department, specialty, grocery and drug stores, and wholesalers who sell to these retailers;
•	business enterprises other than retailers/wholesalers such as manufacturers, financial services firms, and pharmaceutical companies;
•	healthcare payers, both private sector health insurance companies and state and federal government payers such as the Centers for Medicare and Medicaid Services; and
•	federal and state government agencies other than government healthcare payers.
     Our principal executive offices are located at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, telephone (770) 779-3900. We also provide information about our business through our Internet website located at http://www.prgx.com. Information on our website is not a part of and shall not be deemed incorporated by reference in this prospectus.
RISK FACTORS
     You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.
USE OF PROCEEDS
     Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.
     Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
     The following table presents our ratio of consolidated earnings to combined fixed charges and preferred dividends for the periods presented.

	Three Months
	Ended March 31,	Fiscal Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges and preferred dividends(1)	3.1	2.9	5.0	4.9	—	—

(1)	The ratio of earnings to combined fixed charges and preferred dividends for each of the periods is determined by dividing earnings by fixed charges. We define earnings as earnings (loss) before income taxes and discontinued operations, plus fixed charges, interest on uncertain tax positions and dividends on mandatorily redeemable preferred stock. Fixed charges consist of interest expense (including amortization of discounts and premiums related to indebtedness), dividends on mandatorily redeemable preferred stock and the estimated portion of rent expenses under operating leases representative of interest and exclude interest on uncertain tax positions. Earnings for fiscal years ended December 31, 2006 and 2007 were insufficient to cover fixed charges by $23.8 million and $5.7 million, respectively. During the periods presented, we had no preference securities outstanding other than mandatorily redeemable preferred stock. Therefore, our ratio of earnings to fixed charges (excluding preference security dividends) is equivalent to the ratio presented.

DESCRIPTION OF DEBT SECURITIES
General
     We may issue senior or subordinated debt securities, which may be secured or unsecured.
     The senior debt securities will constitute part of our senior debt and will be issued under our senior debt indenture described below.
     The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
     When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
     The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the form of senior debt indenture and the form of subordinated debt indenture with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.
     This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.
Indentures
     The senior and subordinated debt securities are governed by a document called an indenture. Each indenture is a contract between us and a trustee. The indenture relating to the senior debt securities and the indenture relating to the subordinated debt securities are substantially similar, except for certain provisions including those relating to subordination, which are included only in the indenture relating to subordinated debt securities.
     The trustee under each indenture has two main roles:
•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”
•	Second, the trustee performs certain administrative duties for us.
     When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
Series of Debt Securities
     We may issue many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.
     As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
     When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Amounts of Issuances
     Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.
Principal Amount, Stated Maturity and Maturity
     Unless otherwise stated, the principal amount of a debt security means the principal amount plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
     The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
     We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Specific Terms of Debt Securities
     Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:
•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;
•	the aggregate principal amount (or any limit on the aggregate principal amount) of the debt securities of the same series and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

•	the interest rate or method of calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for interest payable on the debt securities of a series;

•	the dates when, places where and manner in which principal and interest are payable;

•	the registrar and paying agent;
•	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;
•	the terms of any redemption at the option of holders;
•	whether the debt securities are convertible into or exchangeable for other securities, the price or rate of conversion or exchange, and the applicable terms and conditions;
•	the denominations in which the debt securities are issuable;
•	whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;
•	whether any debt securities will be represented by a global security and the terms of any such global security;
•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;
•	if payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;
•	provisions for electronic issuance of debt securities or issuance of debt securities in uncertificated form;
•	any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in this prospectus;
•	whether and upon what terms debt securities may be defeased if different from the provisions set forth in this prospectus;

•	the form of the debt securities if different from the form set forth in this prospectus;

•	any terms that may be required by or advisable under applicable law;
•	the percentage of the principal amount of the debt securities which is payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;
•	whether the debt security is secured or unsecured, and if secured, what the collateral will consist of; and

•	any other terms in addition to or different from those contained in this prospectus.
Original Issue Discount Debt Securities
     We may issue original issue discount debt securities at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the accompanying prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.
     Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes.
Governing Law
     The indentures and the debt securities will be governed by New York law.
Form of Debt Securities
     We may issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
     Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depositary Trust Company, New York, New York, or DTC, will act as depositary.
     Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
     Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
     We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
     Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
     A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we are unable to locate a qualified successor depositary;

•	an event of default occurs with respect to the applicable series of securities; or

•	we notify the trustee that we wish to terminate that global security.
     Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
     In the event definitive securities are issued:
•	holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;
•	holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the trustee. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•	any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.
     If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

     DTC has advised us as follows:
•	DTC is:
▪	a limited-purpose trust company organized under the New York Banking Law;

▪	a “banking organization” within the meaning of the New York Banking Law;

▪	a member of the Federal Reserve System;

▪	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

▪	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.
•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.
•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     The rules applicable to DTC and its participants are on file with the SEC.
     Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream, Luxembourg”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, National Association will act as U.S. depositary for Clearstream, Luxembourg. All securities in Euroclear or Clearstream, Luxembourg are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
     The following is based on information furnished by Euroclear or Clearstream, Luxembourg, as the case may be.
     Euroclear has advised us that:
•	it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;
•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine Euroclear;
•	the Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;
•	indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;
•	securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);
•	the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and
•	distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
     Clearstream, Luxembourg has advised us that:
•	it is incorporated as a limited liability company under the laws of Luxembourg, and is owned by Cedel International societe anonyme, and Deutsche Brse AG. The shareholders of these two entities are banks, securities dealers and financial institutions;

•	it holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, eliminating the need for physical movement of certificates;
•	it can settle transactions in many currencies, including U.S. dollars, and provides its customers services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing;
•	it also deals with domestic securities markets in over 30 countries through established depository and custodial relationships, and interfaces with domestic markets in a number of countries;
•	it has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear;
•	it is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector;
•	participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly; and
•	distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.
     We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream, Luxembourg solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream, Luxembourg and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
     Secondary market trading between Euroclear participants and Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to their respective U.S. depositaries.
     Because of time-zone differences, credits of securities received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream, Luxembourg participants on that business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of securities by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.
     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Redemption or Repayment
     If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.
     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions
     We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:
•	If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia; and
•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing.
Subordination Provisions
     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture.
     We may modify the subordination provisions with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
     The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;
•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or
•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.
     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the company which shall remit payment to the holders of the senior debt.
     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance, Covenant Defeasance and Satisfaction and Discharge
     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).
     If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.
     We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
     In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:
•	deliver all outstanding debt securities of that series to the trustee for cancellation; or
•	all such debt securities not so delivered for cancellation have either become due and payable and, in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity.
Default, Remedies and Waiver of Default
     You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
     Events of Default
     Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;
•	we do not deposit a sinking fund payment with regard to any debt security of that series when due, but only if the payment is required under provisions described in the applicable prospectus supplement;
•	we remain in breach of our covenants we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;
•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or
•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
     We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.
     Remedies if an Event of Default Occurs
     If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”
     Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately.
     Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may, in certain circumstances, cancel the acceleration for the entire series.
     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
     Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.
     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:
•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;
•	the holders of at least a majority in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of at least a majority in principal amount of the debt securities of your series.
     You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity.
     Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
     Waiver of Default
     The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.
Modifications and Waivers
     Subject to certain exceptions, the indentures may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for debt securities) of the holders of at least a majority in principal amount of the debt securities then outstanding, and any existing default or event of default (other than any continuing default or event of default in the payment of interest on or the principal of the debt securities) under, or compliance with any provision of, the indentures may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for debt securities) of the holders of a majority in principal amount of the debt securities then outstanding.
     Changes Requiring Each Holder’s Approval
     Without the consent of each holder affected, we may not
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemption or with respect to mandatory offers to repurchase debt securities;
•	make any debt security payable in money other than that stated in the debt security;
•	make any change in the waiver of past defaults or unconditional right of holders to receive principal, premium, if any, interest and additional amounts sections set forth in the indenture;
•	modify the ranking or priority of the debt securities; or
•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities.
     The right of any holder to participate in any consent required or sought pursuant to any provision of the indentures (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the terms of the indenture.

     Changes Not Requiring Approval
     We may amend the indentures without the approval of each of the holders affected in certain circumstances. These changes generally are limited to changes to cure any ambiguity, defect or inconsistency; to establish the terms of a new series of debt securities under the indentures; to provide for uncertificated debt securities in addition to certificated debt securities; to add additional covenants or events of default; to secure any debt securities; to evidence the successor of another corporation or entity to our obligations under the indentures; to make any change that does not adversely affect the legal rights under the indentures of any holder; or to comply with or qualify the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     Changes Requiring Majority Approval
     Any other change to a particular indenture and the debt securities issued under that indenture would require approval of the holders of a majority in principal amount of holders affected, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.
     Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities.
     Modification of Subordination Provisions
     We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt).
Form, Exchange and Transfer
     If any debt securities cease to be issued in registered global form, they will be issued:
•	only in fully registered form;

•	without interest coupons; and
•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.
     Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.
     Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We will appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
     Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
     If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
     If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
     The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
     We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
     We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
     We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.
     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Paying Agents
     We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices
     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship With the Trustee
     The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.
     The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK
General
     The authorized capital stock of PRGX Global, Inc. consists of 50,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. As of May 2, 2011, we had 24,054,881 shares of common stock outstanding and no shares of preferred stock outstanding.
     The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
Common Stock
     Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights that may be established for shares of our preferred stock, if any. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our articles of incorporation, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.
     Subject to the rights of holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.
     The shares of our common stock issued through this prospectus will be fully paid and nonassessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized but unissued common stock as approved by our board of directors from time to time, without shareholder approval, except as may be required by law or applicable stock exchange requirements.
Preferred Stock
     If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:
•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether there are any limitations on the declaration or payment of dividends on common stock while any series of preferred stock is outstanding;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	whether the shares will be subject to a purchase, retirement or sinking fund and the manner in which such fund shall be applied to the redemption of the shares;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.
     Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.
Shareholder Protection Rights Agreement
     On July 31, 2000, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. Each right entitles the registered holder to purchase from us, subject to the occurrence of certain events, one one-hundredth of a share of participating preferred stock at an initial price of $100, subject to adjustment for stock splits, reverse stock splits, and other recapitalizations and similar corporate events. Shares of our common stock subsequently issued are to include an associated purchase right. The purchase rights, until exercisable, cannot be transferred apart from their associated shares of common stock, except upon redemption; transfer of shares of common stock also constitutes transfer of the associated purchase rights.
     The rights are not exercisable until the business day following the earliest of:
•	a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of common stock; and

•	either 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of common stock, or such later date as may be determined by the board of directors prior to any person or group’s acquiring 15% or more of the outstanding shares of common stock.
     The rights will have substantial anti-takeover effects, but do not prevent a takeover. The rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of our common stock unless the rights are first redeemed or the acquisition is approved by the board of directors.
     In the event that any person or group of affiliated or associated persons acquires 15% or more of the outstanding shares in a transaction that is not approved by our board of directors, we will take such action as shall be necessary to ensure and provide that each right, other than rights beneficially owned by the acquiring person, which rights shall become void, will constitute the right to purchase, upon the exercise thereof in accordance with the terms of the rights agreement, that number of shares of common stock or preferred shares having an aggregate market price (as defined in the rights agreement) equal to twice the exercise price for an amount in cash equal to then current exercise price.
     At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding common shares, our board of directors may exchange all, but not less than all, of then outstanding rights, other than rights owned by such person or group which will have become void, at an exchange ratio of one common share, or one one-hundredth of a preferred share, per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date the rights become exercisable. Immediately upon such action by the board of directors, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive a number of shares of common stock or one one-hundredths of a preferred share equal to the exchange ratio as described above.
     In the event that prior to the expiration of the rights we enter into a transaction in which, directly or indirectly, we consolidate or merge or participate in a share exchange with any other person or we shall sell or otherwise transfer 50% of our assets or 50% of our operating income or cash flow, and at the time of the entry by us into the agreement with respect to such merger, sale or transfer of assets, such other person controls the board of directors of the Company, we will take such action as shall be necessary to ensure that each holder of a right, other than rights beneficially owned by such other person, which will thereafter be void, will thereafter have the right to receive, upon the exercise thereof at then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have an aggregate market price equal to twice the exercise price of the right for an amount in cash equal to then current exercise price.
     Prior to an occurrence described above, we may at our option redeem all, but not less than all, of then outstanding rights at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price in cash for each right so held. In addition, the rights agreement provides that if the board of directors, at the time the decision to redeem is made, includes any directors who were elected by the shareholders, but not nominated by the board of directors in office immediately prior to their election, then redemption requires the vote of the majority of the remaining directors.
     Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends. Under the rights agreement, until the occurrence of either of the events described above, the rights may be transferred only with the common stock. The rights will expire on the earlier of action by the board of directors, the close of business on August 12, 2011, the date on which the rights are redeemed as described above, or the merger of the Company into another corporation pursuant to an agreement entered into when there is no acquiring person unless such transaction would entitle our shareholders to shares of common stock of the acquiring company as described above.
Certain Articles and Bylaw Provisions
     Shareholders’ rights and related matters are governed by the Georgia Business Corporation Code and our articles of incorporation and bylaws. Certain provisions of our articles of incorporation and bylaws, which are summarized below, could either alone or in combination with each other, have the effect of preventing a change in control of the Company or making changes in management more difficult.
Corporate Takeover Provisions
     Our bylaws make applicable certain corporate takeover provisions authorized by the Georgia Business Corporation Code relating to business combinations with interested shareholders. The corporate takeover provisions are designed to encourage any person, before acquiring 10% of our voting shares, to negotiate with and seek approval of our board of directors for the terms of any contemplated business combination. The corporate takeover provisions will prevent for five years certain business combinations with an “interested shareholder” (as defined in the corporate takeover provisions) unless:

•	prior to the time such shareholder became an interested shareholder, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder,

•	in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting shares of the Company excluding, however, shares owned by our officers, directors, affiliates, subsidiaries and certain employee stock plans, or

•	subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder becoming the owner of at least 90% of our outstanding voting shares and the business combination being approved by the holders of a majority of our voting shares, excluding from the vote the stock owned by the interested shareholder or by our officers, directors, affiliates, subsidiaries and certain employee stock plans.
     The corporate takeover provisions may be repealed only by the affirmative vote of:
•	two-thirds of all directors who are unaffiliated with an interested shareholder, and

•	a majority of all outstanding shares, excluding those held by affiliates of an interested shareholder. Shareholders who became interested shareholders prior to the time of the adoption of the corporate takeover provisions are not subject to such provisions.
Classified Board of Directors
     Our board of directors is divided into three classes of directors serving staggered terms of three years each. As a result, it will be more difficult to change the composition of our board of directors, which may discourage or make more difficult an attempt by a person or group of persons to obtain control.
Transactions with Interested Shareholders
     Our bylaws provide that we will be subject to the fair price provisions of the Georgia Business Corporation Code (the “fair price provisions”). The fair price provisions require that certain business combinations between the Company and shareholders who beneficially own ten percent or more of our outstanding stock must satisfy certain conditions unless the business combination is:
•	unanimously approved by members of the board of directors who are not affiliated with the interested shareholder, or

•	recommended by two-thirds of such unaffiliated directors and approved by a majority of outstanding shares, excluding those held by affiliates of the interested shareholder.
The conditions to be satisfied require that:
•	the aggregate of the cash and fair market value, as defined in the Georgia Business Corporation Code, of property exchanged for shares is equal to the highest of: the highest per share price paid by the interested shareholder within certain periods, the fair market value of the shares on the day the interested transaction is announced, or the highest preferential amount to which holders of such shares would be entitled upon liquidation or dissolution;

•	the interested shareholder acquires the shares using the same form of consideration as used in any prior acquisition of the shares; and

•	there have not been certain changes in our dividend policy or practice since the interested shareholder became an interested shareholder.

Special Meeting Call Restrictions
     Under our articles of incorporation, special meetings of the shareholders may only be called by the Chairman of the board of directors, the President, a majority of the board of directors or upon the written demand of the holders of 35% of the outstanding shares of common stock entitled to vote at any such meeting, provided that we have more than 100 shareholders. If we have 100 or fewer shareholders, 25% of the holders of the outstanding shares of common stock entitled to vote at a meeting may submit written demand for such meeting. This provision may make it more difficult for shareholders to require us to call a special meeting of shareholders to consider any proposed corporate action, including any sale of the Company, which may be favored by the shareholders.
Transfer Agent and Registrar
     American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for the common stock.
Stock Exchange Listing
     Our common stock is listed on the NASDAQ Global Select Stock Market. The trading symbol for our common stock is “PRGX.”

DESCRIPTION OF DEPOSITARY SHARES
General
     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
     We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.
Dividends and Other Distributions
     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.
Redemption of Depositary Shares
     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.
Voting the Preferred Stock
     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Withdrawal of Preferred Stock
     Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
     The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.
     Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
     The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS
     We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
     The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
     Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.
     Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
     Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

     Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF RIGHTS
     We may issue rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our stockholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
     The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.
     Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
     If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
     The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:
•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.
DESCRIPTION OF UNITS
     We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
     The prospectus supplement relating to a particular issue of units will describe, among other things:
•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, a discussion of any special United States federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

SELLING STOCKHOLDERS
     The common stock that may be sold by the selling stockholders includes common stock that was issued to the selling stockholders in the transactions described below. Sales of common stock by selling stockholders under this prospectus will not exceed 3,440,974 shares as described below.
     The selling stockholders will include the following persons: Blum Capital Partners, L.P. (10,496 shares); BK Capital Partners IV, L.P. (5,635 shares); Stinson Capital Partners, L.P. (447,648 shares); Stinson Capital Partners (QP), L.P. (247,225 shares); Blum Strategic Partners II, L.P. (2,674,822 shares); and Blum Strategic Partners II GmbH & Co. KG (55,148 shares). None of these selling stockholders are broker-dealers or affiliates of broker-dealers. These selling stockholders acquired their shares through a series of private placements, conversions of preferred stock and convertible notes, and open market transactions. If these selling stockholders sell all the shares indicated, they will not own any shares of PRGX common stock. The prospectus supplement for any offering of common stock by selling stockholders will include the following information:
•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling stockholders before and after the offering;

•	the percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	the number of shares of our common stock offered by each of the selling stockholders.

PLAN OF DISTRIBUTION
     We, and/or the selling stockholders, may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:
•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
Sale Through Underwriters or Dealers
     If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.
     Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
     We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Remarketing Arrangements
     Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Arrangements
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.
     Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.
     With respect to the sale of securities under this prospectus and any applicable prospectus supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Troutman Sanders LLP. The address of Troutman Sanders LLP is 600 Peachtree Street, NE Suite 5200, Atlanta, Georgia 30308-2216. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee		$14,055
Printing fees and expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Transfer Agent and Registrar, Trustee and Depositary fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     Legally Authorized Indemnification. Under PRGX’s articles of incorporation, bylaws, and Georgia law, PRGX may indemnify (or obligate itself to indemnify, pursuant to an agreement or otherwise) a director or officer for any liability or expenses incurred in any of several types of legal proceedings and lawsuits, whether threatened, pending or completed; whether civil, criminal, administrative, arbitrative, or investigative; and whether formal or informal.
     However, PRGX may not indemnify any director or officer who has been adjudged liable or is subjected to injunctive relief for any of the following:
•	misappropriation of a business opportunity;

•	intentional misconduct or a knowing violation of law;

•	receipt of an improper personal benefit; or

•	an unlawful distribution to stockholders (meaning a dividend or other distribution that violates PRGX’s articles of incorporation and/or certain capitalization requirements of Georgia law).
     Advancement or reimbursement of expenses prior to a final disposition requires a written affirmation that the foregoing criteria were met and an undertaking to repay any advances if it is ultimately determined that the criteria were not met.
     Legally Required Indemnification. Georgia law requires PRGX to indemnify any director who was wholly successful in defense of the proceeding for his or her reasonable expenses incurred. PRGX’s bylaws also require indemnification of officers and directors under these circumstances.
     Indemnification Required by Bylaws. PRGX’s bylaws require PRGX to indemnify its directors and officers against liability incurred in the defense of any proceeding, to which he or she was made a party by reason of the fact that he or she is or was a director or officer of PRGX, if he or she acted in a manner he or she believed in good faith to be in, or not opposed to, the best interest of PRGX, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. PRGX is also required to provide advances of expenses incurred by a director or officer in defending such proceeding upon receipt of a written affirmation of such officer or director that he or she has met certain standards of conduct and an undertaking by or on behalf of such officer or director to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by PRGX.
     Indemnification required under PRGX’s bylaws does not cover:
•	proceedings by (or in the right of) PRGX for which a director or officer was adjudged liable; or

•	proceedings in which a director or officer was held liable for improper receipt of a personal benefit.
     However, because the indemnification required by the bylaws is nonexclusive, the foregoing limitation does not prevent PRGX from indemnifying an officer or director for any liabilities other than those specifically prohibited by Georgia law, as discussed above under “Legally Authorized Indemnification.”
     Indemnification Agreements. PRGX has entered into indemnification agreements with each of its directors and certain executive officers (each, an “Indemnitee”). Pursuant to such agreements, subject to the restrictions on indemnification imposed by Georgia law discussed above, under “Legally Authorized Indemnification,” PRGX is required to indemnify each Indemnitee whenever he or she is or was a party or is threatened to be made a party to any proceeding (including without limitation any such proceeding brought by or in the right of PRGX), because he or she is or was a director or officer of PRGX (or because he or she is or was serving at the request of PRGX in any of specified capacities for some other entity), or because of anything done or not done by the Indemnitee in such capacity, against expenses and liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PRGX, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of PRGX, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The agreements also provide that under certain circumstances all reasonable expenses incurred by or on behalf of such Indemnitee shall be advanced from time to time by PRGX to the Indemnitee within a specified period after PRGX’s receipt of a written request for an advance of expenses by such Indemnitee, whether prior to or after final disposition of a proceeding.
     Indemnification for Securities Law Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling PRGX pursuant to the foregoing provisions of the Georgia Business Corporation Code and PRGX’s articles of incorporation, bylaws and indemnification agreements entered into with each of its directors and certain executive officers, PRGX has been informed that indemnification is considered by the Commission to be against public policy and therefore unenforceable.
     D&O Insurance. PRGX currently maintains an insurance policy which insures the directors and officers of PRGX against certain liabilities, including certain liabilities under the Securities Act.
     Elimination of Monetary Liability of Directors. Under PRGX’s articles of incorporation, directors cannot be held personally liable to PRGX or its stockholders for monetary damages, except liability for:
•	misappropriation of a business opportunity;

•	intentional misconduct or a knowing violation of law;

•	receipt of an improper personal benefit; or

•	an unlawful distribution to stockholders (meaning a dividend or other distribution that violates PRGX’s articles of incorporation and/or certain capitalization requirements of Georgia law).

Item 16. Exhibits.

Exhibit
Number		Description
1.1	*	Form of Underwriting Agreement

3.1	(a)	Restated Articles of Incorporation of the Registrant, as amended and corrected through August 11, 2006 (restated solely for the purpose of filing with the Commission) (1)

3.1	(b)	Articles of Amendment of the Registrant dated January 20, 2010 (2)

3.2		Amended and Restated Bylaws of the Registrant (3)

4.1	(a)	Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (4)

4.1	(b)	First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (5)

4.1	(c)	Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (5)

4.1	(d)	Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2005, between the Registrant and Rights Agent (6)

4.1	(e)	Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (7)

4.1	(f)	Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (8)

4.1	(g)	Sixth Amendment to Shareholder Protection Rights Agreement, dated as of September 17, 2007, between the Registrant and Rights Agent (9)

4.1	(h)	Seventh Amendment to Shareholder Protection Rights Agreement, dated as of August 9, 2010, between the Registrant and Rights Agent (10)

4.2		Specimen Common Stock Certificate (11)

4.3	****	Form of Indenture with respect to Senior Debt Securities

4.4	****	Form of Senior Debt Security (included in Exhibit 4.2 hereto)

4.5	****	Form of Indenture with respect to Subordinated Debt Securities

4.6	****	Form of Subordinated Debt Security (included in Exhibit 4.4 hereto)

4.7	*	Form of Warrant Agreement

4.8	*	Form of Warrant Certificate

4.9	*	Form of Rights Certificate

4.10	*	Form of Rights Agent Agreement

4.11	*	Certificate of Designation for Preferred Stock

4.12	*	Form of Preferred Stock Certificate

4.13	*	Form of Depositary Agreement

4.14	*	Form of Depositary Receipt

4.15	*	Form of Stock Purchase Contract

4.16	*	Form of Stock Purchase Unit

5.1	**	Opinion of Troutman Sanders LLP

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

23.1	**	Consent of BDO USA, LLP

23.2	**	Consent of Troutman Sanders LLP (included in Exhibit 5.1 hereto)

24.1		Powers of Attorney (included on signature page to initial filing)

24.2	**	Power of Attorney for Patrick M. Byrne

25.1	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Senior Debt Securities

25.2	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Subordinated Debt Securities

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant in connection with the issuance of securities.

**	Filed herewith.

***	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

****	Previously filed.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2006.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 25, 2010.

(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2007.

(4)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

(5)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.

(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2005.

(7)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 30, 2005.

(8)	Incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(9)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2007.

(10)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2010.

(11)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2001.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     7. If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
     8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on May 12, 2011.

PRGX GLOBAL, INC.
By:	/s/ Romil Bahl
Romil Bahl
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Romil Bahl Romil Bahl	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2011

/s/ Robert B. Lee Robert B. Lee	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 12, 2011

/s/ Brian Lane Brian Lane	Controller (Principal Accounting Officer)	May 12, 2011

* Patrick M. Byrne	Director	May 12, 2011

* David A. Cole	Director	May 12, 2011

* Patrick G. Dills	Director	May 12, 2011

* Archelle Georgiou Feldshon	Director	May 12, 2011

* N. Colin Lind	Director	May 12, 2011

* Philip J. Mazzilli, Jr.	Director	May 12, 2011

* Steven Rosenberg	Director	May 12, 2011

* By:	/s/ Victor A. Allums Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description
1.1	*	Form of Underwriting Agreement

3.1	(a)	Restated Articles of Incorporation of the Registrant, as amended and corrected through August 11, 2006 (restated solely for the purpose of filing with the Commission) (1)

3.1	(b)	Articles of Amendment of the Registrant dated January 20, 2010 (2)

3.2		Amended and Restated Bylaws of the Registrant (3)

4.1	(a)	Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Registrant and Rights Agent, effective May 1, 2002 (4)

4.1	(b)	First Amendment to Shareholder Protection Rights Agreement, dated as of March 12, 2002, between the Registrant and Rights Agent (5)

4.1	(c)	Second Amendment to Shareholder Protection Rights Agreement, dated as of August 16, 2002, between the Registrant and Rights Agent (5)

4.1	(d)	Third Amendment to Shareholder Protection Rights Agreement, dated as of November 7, 2005, between the Registrant and Rights Agent (6)

4.1	(e)	Fourth Amendment to Shareholder Protection Rights Agreement, dated as of November 14, 2006, between the Registrant and Rights Agent (7)

4.1	(f)	Fifth Amendment to Shareholder Protection Rights Agreement, dated as of March 16, 2006, between the Registrant and Rights Agent (8)

4.1	(g)	Sixth Amendment to Shareholder Protection Rights Agreement, dated as of September 17, 2007, between the Registrant and Rights Agent (9)

4.1	(h)	Seventh Amendment to Shareholder Protection Rights Agreement, dated as of August 9, 2010, between the Registrant and Rights Agent (10)

4.2		Specimen Common Stock Certificate (11)

4.3	****	Form of Indenture with respect to Senior Debt Securities

4.4	****	Form of Senior Debt Security (included in Exhibit 4.3 hereto)

4.5	****	Form of Indenture with respect to Subordinated Debt Securities

4.6	****	Form of Subordinated Debt Security (included in Exhibit 4.5 hereto)

4.7	*	Form of Warrant Agreement

4.8	*	Form of Warrant Certificate

4.9	*	Form of Rights Certificate

4.10	*	Form of Rights Agent Agreement

4.11	*	Certificate of Designation for Preferred Stock

4.12	*	Form of Preferred Stock Certificate

4.13	*	Form of Depositary Agreement

4.14	*	Form of Depositary Receipt

4.15	*	Form of Stock Purchase Contract

4.16	*	Form of Stock Purchase Unit

5.1	**	Opinion of Troutman Sanders LLP

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

23.1	**	Consent of BDO USA, LLP

23.2	**	Consent of Troutman Sanders LLP (included in Exhibit 5.1 hereto)

24.1		Powers of Attorney (included on signature page to initial filing)

24.2	**	Power of Attorney for Patrick M. Byrne

25.1	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Senior Debt Securities

25.2	***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Subordinated Debt Securities

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant in connection with the issuance of securities.

**	Filed herewith.

***	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

****	Previously filed.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2006.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 25, 2010.

(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 11, 2007.

(4)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

(5)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.

(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2005.

(7)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 30, 2005.

(8)	Incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(9)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 21, 2007.

(10)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2010.

(11)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2001.